As filed with the Securities and Exchange Commission on December 3, 2001

                                                  Registration No. 333-_________

               --------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------

                                    BP p.l.c.
             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------
     England and Wales                                 None
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)
--------------------------------------------------------------------------------
                                 Britannic House
                                1 Finsbury Circus
                            London EC2M 7BA, England
                    (Address of principal executive offices)

                            BP Employee Savings Plan
                              (Full title of plan)
                                   ----------
--------------------------------------------------------------------------------
     Daniel B. Pinkert                            With a copy to:
    Corporate Secretary                          Peter B.P. Bevan
BP Corporation North America Inc.              Group General Counsel
   200 E. Randolph Drive                            BP p.l.c.
     Chicago, Illinois                           Britannic House
      (312)856-3025                             1 Finsbury Circus
Name, address, including zip code, and       London EC2M 7BA, England
telephone number, including area code,         44 (0) 207-496-4000
   of agent for service)
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                          Proposed              Proposed
                                     Amount               Maximum               Maximum             Amount of
Title of Securities                  to be             Offering Price          Aggregate           Registration
To be Registered                 Registered (2)        Per Share (3)       Offering Price (3)        Fee (3)
----------------------------- --------------------- --------------------- --------------------- -------------------
Ordinary Shares (1)
                                 180,000,000            $7.286784          $1,311,621,120.00     $313,477.45
----------------------------- --------------------- --------------------- --------------------- -------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares as may be issuable in connection with the BP Employee Savings Plan in connection with share splits, share dividends or similar transactions.

(3) Estimate solely for the purpose of calculating the Registration Fee in accordance with Rule 457(h). Such estimate has been computed in accordance with Rule 457(h) based on the average of the high and low quotation for Ordinary Shares of BP p.l.c. on the London Stock Exchange on 29 November, 2001 and the buying rate for pounds sterling of (pound)1.00 =$1.4232 as announced by the Federal Reserve on that date.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents By Reference.

     The reports listed below have been filed with or furnished to the Securities and Exchange Commission ("Commission") by BP p.l.c., ("BP" or the "Company"), formerly named BP Amoco p.l.c., and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

     o   BP's Annual Report on Form 20-F for the year ended December 31, 2000.

     o   BP's Report on Form 6-K dated May 24, 2001.

     o   BP's Report on Form 6-K dated August 6, 2001

     o   BP's Report on Form 6-K dated November 21, 2001.

     In addition, all filings on Form 20-F filed by BP pursuant to the 1934 Act, and, to the extent designated therein, certain Reports on Form 6-K which contain summarized financial information, condensed consolidated financial statements of BP and its subsidiaries relating to interim periods, or discussion and analysis of financial condition and results of operations furnished by BP, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents or reports, to the extent not superseded by documents or reports subsequently filed or made.

     The following report has been filed with or furnished to the Commission by the BP Employee Savings Plan (the "Plan"), and is incorporated by reference to the extent not superceded by documents or reports subsequently filed or furnished: The Annual Report on Form 11-K of the BP Employee Savings Plan for the year ended December 31, 2000.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interest of Named Experts and Counsel.

     The consolidated financial statements of BP appearing in BP's Annual Report (Form 20-F) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of the Plan appearing in it's Annual Report (Form 11-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

     The validity of the Ordinary Shares registered herein has been passed upon by Peter B. P. Bevan, Group General Counsel of BP. The validity of interests in the Plan registered herein has been passed upon by Jane E. Klewin, Senior Attorney - BP America Inc.

Item 6.     Indemnification of Directors and Officers.

Article 137 of the registrant's Articles of Association currently provides:

"Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office."

Section 310 of the Companies Act of 1985 (as amended by Section 137 of the Companies Act of 1989) provides as follows:

"310.  Provisions exempting officers and auditors from liability

(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2) Except as provided by the following subsection, any such provision is void.

(3)      This section does not prevent a company

     (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

     (b) from indemnifying any such officer or auditor against any liability incurred by him

        (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

       (ii) in connection with any application under Section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

Section 727 of the Companies Act 1985 provides as follows:

"727. Power of court to grant relief in certain circumstances:

(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as the court thinks fit.

(2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

Item 8.       Exhibits.

The following Exhibits are filed herewith unless otherwise indicated:

        --------------------- ---------------------------------------------------------------------------------------
        Exhibit No.            Description

        --------------------- ---------------------------------------------------------------------------------------

        4                     BP Employee Savings Plan

        --------------------- ---------------------------------------------------------------------------------------
        5.1 & 23(c)           Opinion of Peter B. P. Bevan, Group General Counsel of BP regarding the validity of the securities being registered.

        --------------------- ---------------------------------------------------------------------------------------
        5.2 & 23(d)           Opinion of Jane E. Klewin, Senior Attorney - BP America Inc. regarding the validity of the interests in the Plan being registered.


        --------------------- ---------------------------------------------------------------------------------------
        23(a)                 Consent of Ernst & Young LLP, independent auditors, London, England.

        --------------------- ---------------------------------------------------------------------------------------
        23(b)                 Consent of Ernst & Young LLP, independent auditors, Chicago, Illinois.

        --------------------- ---------------------------------------------------------------------------------------
        24(a)                 Powers of Attorney (included in the signature page of this Registration Statement).

        --------------------- ---------------------------------------------------------------------------------------

Item 9.       Undertakings.

     (a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on November 29, 2001.


                                               BP p.l.c.
                                               (Registrant)

                                               By: /s/ Judith C. Hanratty
                                                   Judith C. Hanratty
                                                   Company Secretary

                                POWER OF ATTORNEY

     Each director and officer of the Registrant whose signature appears below hereby constitutes and appoints The Lord Browne of Madingley, Dr. J. G. S. Buchanan, and Daniel B. Pinkert, the agent for service named in the registration statement, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any amendments to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in this registration statement as such attorney-in-fact deems appropriate, and any subsequent Registration Statement for the same offering that may be filed under Rule 462(b) under the Securities Act of 1933, as amended.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                          Titles                                      Date
---------------------------------------------------------------------------------------------------------

         /s/ P.D. Sutherland                Non-Executive Chairman              November 29, 2001
         P.D. Sutherland

         /s/ Browne of Madingley            Executive Director                  November 29, 2001
         The Lord Browne                    Group Chief Executive
         of Madingley                       (Principal Executive Officer)

         /s/ Dr. J.G.S. Buchanan            Executive Director                  November 29, 2001
         Dr. J.G.S. Buchanan                (Principal Financial and
                                            Accounting Officer)

         /s/ R. F. Chase                    Executive Director                  November 29, 2001
         R. F. Chase

         /s/ W. D. Ford                     Executive Director                  November 29, 20011
         W. D. Ford

         /s/ Dr. B. E. Grote                Executive Director                  November 29, 2001
         Dr. B. E. Grote

         /s/ R. L. Olver                    Executive Director                  November 29, 2001
         R. L. Olver

         /s/ J. H. Bryan                    Non-Executive Director              November 29, 2001
         J. H. Bryan

         /s/ E. B. Davis, Jr.               Non-Executive Director              November 29, 2001
         E. B. Davis, Jr.

         /s/ C.F. Knight                    Non-Executive Director              November 29, 2001
         C.F. Knight

         /s/ F. A. Maljers                  Non-Executive Director              November 29, 2001
         F. A. Maljers

         /s/ Dr. W. E. Massey               Non-Executive Director              November 29, 2001
         Dr. W. E. Massey

         /s/ H.M.P. Miles                   Non-Executive Director              November 29, 2001
         H.M.P. Miles

         /s/ Sir Robin Nicholson            Non-Executive Director              November 29, 2001
         Sir Robin Nicholson

         /s/ Sir Ian Prosser                Non-Executive Director              November 29, 2001
         Sir Ian Prosser

         /s/ M. H. Wilson                   Non-Executive Director              November 29, 2001
         M. H. Wilson

         /s/ Sir Robert Wilson              Non-Executive Director              November 29, 2001
         Sir Robert Wilson

         /s/ Daniel B. Pinkert              Authorized Representative           November 29, 2001
         Daniel B. Pinkert                  in the United States

                            SIGNATURE OF BP EMPLOYEE
                                  SAVINGS PLAN

          Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 30, 2001.

                            BP EMPLOYEE SAVINGS PLAN


                            By: BP Corporation North America Inc., Administrator

                            By: /s/ Donald Packham
                            Its:Senior Vice-President of Human Resources




                                  EXHBIT INDEX

 --------------------- -------------------------------------------------------------------------- ------------
 Exhibit No.           Description                                                                Page

 --------------------- -------------------------------------------------------------------------- ------------

 4                     BP Employee Savings Plan

 5.1 & 23(c)           Opinion of Peter B. P. Bevan, Group General Counsel of BP  regarding the validity of the securities being registered.

 5.2 & 23(d)           Opinion of Jane E. Klewin, Senior Attorney - BP America Inc. regarding the validity of the interests in the Plan being registered.

 23(a)                 Consent of Ernst & Young LLP, independent auditors, London, England.

 23(b)                 Consent of Ernst & Young LLP, independent auditors, Chicago, Illinois

 24(a)                 Powers of Attorney (included in the signatures page of this Registration
                       Statement).
 --------------------- -------------------------------------------------------------------------- ------------